UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2008
___________________

ARABIAN AMERICAN DEVELOPMENT COMPANY

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6247 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

10830 North Central Expressway, Suite 175, Dallas, Texas 75231
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (214) 692-7872

________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) In accordance with Article V of Registrant’s By-Laws, and by unanimous consent of Registrant’s Board of Directors, the following officer appointments were made January 15, 2008:

1. Executive Vice-President and Chief Operating Officer.  Nicholas N. Carter was appointed Executive Vice-President and Chief Operating Officer of Registrant.  Mr. Carter, age 60, is an American citizen who has served as a Director since 2006, and has served as President of South Hampton Resources Inc. f/k/a South Hampton Refining Co. (“South Hampton”) since 1987.  He began his career with South Hampton in 1977 when it was under previous ownership.  He was appointed Secretary and Treasurer of Registrant in 2004.  Mr. Carter holds a BBA Degree in Accounting from Lamar University and is a Certified Public Accountant. His base salary is approximately $200,000 and he also receives bonuses and stock awards in consideration for his services. During 2007, South Hampton, a wholly owned subsidiary of Texas Oil and Chemical Co. II, Inc. (“TOCCO”), a wholly owned subsidiary of American Shield Refining Company, a wholly owned subsidiary of Registrant, incurred product transportation costs of approximately $653,000 with Silsbee Trading and Transportation Corp. (“STTC”), a private trucking and transportation carrier in which Mr. Carter holds a 100% equity interest. Pursuant to a lease agreement, South Hampton leases transportation equipment from STTC. Approximately 95% of STTC’s income will be derived from such lease arrangement. The term of the lease agreement runs from January 1, 2004 through December 31, 2008.  STTC also entered into a capital lease with South Hampton for acquisition of a motorized man lift. At the end of the 5-year lease period, title to the equipment will be transferred to South Hampton for a final payment of one dollar.  Mr. Carter is currently a Director and President of Pioche.

2.  Secretary and Treasurer.  Connie Cook was appointed Secretary and Treasurer of Registrant.  Ms. Cook, age 44, is an American citizen who has served as Assistant Secretary of Registrant since March 2007.  Ms. Cook has been employed by South Hampton for the past sixteen (16) years.  Over the past eleven (11) years, Ms. Cook has served as Controller for South Hampton. Ms. Cook holds a BBA Degree in Accounting from Lamar University and is a Certified Public Accountant.  Ms. Cook’s compensation includes a base salary of $126,000.  She also receives bonuses and stock awards in consideration for her services.  Ms. Cook is currently Secretary of South Hampton and Treasurer of Pioche.

Item 8.01 Other Events.

On January 15, 2008, Registrant’s joint venture, Al-Masane Al-Kobra Mining Company (“ALAK”), received its official Commercial License from the Saudi Arabian Ministry of Commerce. The license formalizes the establishment of the joint stock company and allows it to conduct business in the Kingdom.  ALAK has scheduled a meeting of the Board of Directors for January 26, 2008 in Jeddah, Saudi Arabia.  Registrant is also currently seeking approval by the Ministry of Petroleum and Minerals for the transfer of the Al-Masane mining lease to ALAK, which approval is expected within 30-45 days of this filing.  The press release announcing the Commercial License is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Report:

Exhibit
Number                       Description

99.1
Press release from Arabian American Development Company, dated January 17, 2008, entitled “Arabian American Development Company’s ALAK Joint Venture Receives Commercial License from Saudi Ministry of Commerce”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARABIAN AMERICAN DEVELOPMENT COMPANY

Date: January 18, 2008                                               By: /s/ Connie Cook___________
     Connie Cook, Secretary